CONTRACT

Contract No.PE_071001
Date:2007-10-11

Signed at: Shanghai

Buyer: Isofoton

Address:
Parque Tecnológico de Andalucía
Severo Ochoa,50
29590-Málaga
Tel: +34 951 233 500
Fax: +34 951 233 212

Seller:
Perfectenergy (Shanghai) Co.,Ltd
Address:
479 Youdong Road, Xin Zhuang Town, Minhang District, Shanghai, 201100, P.R.China

Tel: + 86 21 54880958
Fax: + 86 21 54888243

The Seller and the buyer agree to process according to below stated goods:

1). Product: ISO-190/18
Isofoton design, Isofoton 156*156mm Mono cells,
Pecfectenergy, Lamination (no frame, no junction box, no cable, no label)

2). Quantity and delivery date:

Delivery date	Quantity
October 30th, 2007,	5000pcs
November 7th, 2007,	1000pcs
November 18th, 2007,	2500pcs

3). Lamination price: US$ 0.65/Wp CIF Malaga
Output of per module: 190
Price of per module: US$ 123.5
Total amount: US$ 1,049,750.00

4). Payment: 100% L/C 30 days, before 28th October, 2007

5). Warranty: 5 years. Not including the efficiency

6). Yield of the cells: 1%
When the cells arrived in the Seller's factory, it should be inspected by the Buyer. If there are broken cells when unpacking , the Seller should send back to the Buyer.

The buyer has the cells' property till the delivery from the Seller's Lamination

7) Technology:

- Isofoton design
- Quality inspection protocol
- Flashing report for each module
- Reference number as Isofoton's requirement
- Reference module offered by the Buyer

8) Raw Materials

All raw materials including , Tempered Glass, EVA, TPT etc. are supplied by the Seller. The specification requirements of these materials are ruled in attached materials List.

9) Quality

The Seller shall process modules for the Buyer according to IEC 61215, TUV safety class II, ISO 9001:2000 and attached technical documents requirements by the Buyer.

10) The Seller's Import & Export agency's information:

BENEFICIARY NAME: **SHANGHAI FOREVER IMP. & EXP. CO., LTD.**
ADDRESS: **5/F., 832 Hus Mu Road Shanghai 201204 CHINA**
TEL: **0086-21-50596905**
BENEFICIARY BANK: **STANDARD CHARTERED BANK, SHANGHAI BRANCH**
BANK ADDRESS: **161, EAST LU JIA ZUI LU, PUDONG, SHANGHAI 200120 CHINA**
ACCOUNT NUMBER: **8029260143**
SWIFT CODE: **SCBL CNSX SHA**

For every consignments, the Seller's Import & Export agency will issue the contracts and invoices to the Buyer.

11) Packing

All goods need to prevent damage from dampness, rust, moisture, erosion and shock, and shall be suitable for ocean transport, on deck/not on deck, multimodal transport, 20" container transport.

(12) Port of loading: SHANGHAI, P.R.China

(13) Port of destination: Mólaga,Spain

(14) Insurance: By the seller.

(15) Freight: By the Seller.

(16) Quality / Quantity Discrepancy

In case of quality discrepancy: claim should be filed by the Buyer within 30 days after the arrival of the

goods at port of destination; while for quantity discrepancy, claim should be filed by the Buyer within 15 days after the arrival of the goods at final destination. It is understood that the Seller shall not be liable for any discrepancy of the goods shipped due to causes for which the Insurance Company, Shipping Company, other transportation organization and/or Post Office are liable.
In general +/- 5% in quantity and payment shall be allowed.

(17) Force Majeure
Neither party shall be held responsible for failure or delay to perform all or any part of this Contract due to flood, fire, earthquake, snowstorm, drought, hailstorm, hurricanes, or any other events that are beyond the control of the affected party and could not reasonably be expected at the time of conclusion of this Contract or have been avoided or overcome by such party. However, the party who's performance is affected by the event of Force Majeure shall give a notice to the other party of its occurrence as soon as possible and a certificate or a document of the occurrence of the Force Majeure event issued by the relative authority or a neutral independent third party shall be sent to the other party not later than 3 days after its occurrence.

If the event of Force Majeure event continues for more than 7 days, both parties shall negotiate the performance or the termination of this Contract (only with regards to the affected partial shipment). If within 4 weeks after the occurrence of the event of Force Majeure both parties cannot reach an agreement, either party has the right to terminate this Contract. In the case of such a termination either party shall bear its own costs, further claims for compensation in connection with the termination shall be excluded.

(18) Arbitration
All disputes arising from the execution of, or in connection with this contract, shall be settled amicably through friendly negotiation. In case no settlement can be reached through negotiation, the case shall then be submitted to Hongkong International Economic and Trade Arbitration Commission for Arbitration in accordance with the Rules of Arbitration of China International Economic and Trade Arbitration Commission.

(19) Documents
Every consignment shall be accompanied by :

- invoice (2) in original and signed
- packing list
- flash test results in paper and e-mail according to every plate (to be sent before as excel sheet)
- Bill of Lading

Buyer

PO: SUCIAN
PROCUREMENT DIRECTOR

Seller:
Perfectenergy (Shanghai) Co., Ltd

10/2007